Exhibit (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 95 to the Registration Statement (Form N-1A, No. 811-02565) for Voya Government Money Market Portfolio.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 20, 2020